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                          [EXSORBET LETTERHEAD]


                              May 8, 1996


TO THE BOARD OF DIRECTORS
OF EXSORBET INDUSTRIES, INC.

Re:  Registration of Common Stock of Exsorbet Industries, Inc.

Gentlemen:

On or about May 8, 1996, Exsorbet Industries, Inc., an Idaho corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the registration by the Company of an aggregate of 1,508,100 shares of its common stock, $.001 par value per share (the "Shares"). I have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

In connection therewith, I have examined and relied upon the original or copies, certified to my satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company; (ii) copies of resolutions of the Board of Directors of the Company authorizing the issuance of the Shares and related matters; (iii) the Registration Statement and all exhibits attached there; and (iv) such other documents and instruments as I have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as certified or photostatic copies. As to various questions of fact material to this opinion, I have relied, to the extent I deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to me by the Company, without independent check or verification of their accuracy.

Based upon the foregoing examination, I am of the opinion that the Shares to be registered by the Company as described in the Registration Statement when sold, will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not admit that I come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sam Sexton III

Sam Sexton III
Attorney at Law